Exhibit 10.48

SEVENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND
MODIFICATION OF AMENDED AND RESTATED REVOLVING CREDIT NOTE

This Seventh Amendment to Amended and Restated Loan and Security Agreement and Modification of Amended and Restated Revolving Credit Note (the “Seventh Amendment”), dated as of the 10th day of March, 2007 is made by and among IWT TESORO CORPORATION, a Nevada corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880, INTERNATIONAL WHOLESALE TILE, INC., a Florida corporation with its chief executive office and principal place of business at 3500 S.W. 42nd Avenue, Palm City, Florida 34990; THE TILE CLUB, INC., a Delaware corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880 (“The Tile Club”), and TESORO DIRECT, INC. f/k/a IMPORT FLOORING GROUP, INC., a Delaware corporation with its chief executive office and principal place of business at Suite 10, 191 Post Road West, Westport, Connecticut 06880 (“Tesoro”) (jointly and severally and together with their successors and assigns, collectively, the “Borrower”) and BANK OF AMERICA, N.A., with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033 (the “Lender”).

W I T N E S S E T H:

WHEREAS, Borrower and the Lender are parties to a certain Amended and Restated Loan and Security Agreement dated as of December 31, 2004, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated April 25, 2005, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated June 30, 2005, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated November 17, 2005, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated March 31, 2006, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated September 5, 2006 and that certain Sixth Amendment to Amended and Restated Loan and Security Agreement and Modification of Amended and Restated Revolving Credit Note dated as of December 10, 2006 (collectively, the “Loan Agreement”), pursuant to which the Lender agreed to extend to Borrower a revolving loan in the principal amount of up to $26,500,000 (“Loan”); and

WHEREAS, the Loan is evidenced by that certain Second Amended and Restated Revolving Credit Note dated as of September 5, 2006 in the original principal amount of Twenty-Six Million Five Hundred Thousand and 00/100 Dollars ($26,500,000.00) (the “Note”); and

WHEREAS, Borrower and Lender desire to amend the Loan Agreement and the Note in certain respects; and

WHEREAS, Section 11.3 of the Loan Agreement provides, in part, that no modification or amendment of the Loan Agreement shall be effective unless the same shall be in writing and signed by the parties thereto;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.             Defined Terms. Capitalized terms used in this Seventh Amendment which are defined in the Loan Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.             Amendment of Loan Agreement.

(a)           Section 4.1 of the Loan Agreement, entitled “Term of the Agreement”, is hereby deleted in its entirety and replaced with the following:

4.1           Term of Agreement.  Subject to Lender’s right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period, through and including June 10, 2007 (the “Term”).

(b)           The following Section, entitled “Minimum EBITDA” is hereby added as a new Section 8.3.4 of the Loan Agreement:

8.3.4        Minimum EBITDA.  Maintain EBITDA of not less than the following amounts for each of the following calendar months in the 2007 fiscal year:

Amount	Calendar Month
$100,000.00	January
$100,000.00	February
$100,000.00	March
$245,000.00	April
$245,000.00	May
$225,000.00	June

This covenant shall be tested on the last day of each calendar month by reference to the calendar month then ending.

(c)           Section 9.4 of the Agreement, entitled “Availability” is hereby deleted in its entirety and replaced with the following:

9.4           Availability.  Availability on a daily basis as of the end of each fiscal quarter shall not be less than $500,000.00.  This covenant shall be tested daily.

Notwithstanding anything contained in this Section 9.4 to the contrary, the minimum Availability required by this Section 9.4 shall be $250,000 until the earlier to occur of: (i) the date Borrower receives one or more shipments into the United States of that certain Inventory being shipped from Brazil with an aggregate value of approximately $1,400,000 such that the Availability is once again $500,000, or (ii) May 15, 2007.  Until such time as Availability is reinstated at $500,000, Borrower shall deliver an inventory aging report upon receipt of any Brazilian inventory.

3.             Amendment of Note.  The Note is hereby amended by deleting the phrase, “March 10, 2007” in the tenth (10th) line of the first (1st) paragraph thereof and replacing it with the phrase, “June 10, 2007”.

4.             No Other Changes. Except as explicitly amended by this Seventh Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any loan, letter of credit or swing line loans thereunder.

5.             Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a)           Borrower has all requisite power and authority to execute this Seventh Amendment and to perform all of its obligations hereunder, and this Seventh Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by Borrower of this Seventh Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the articles of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Section 7 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

6.             References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

7.             Release. Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Seventh Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8.             Confirmation of other Loan Documents.  Borrower agrees notwithstanding the amendment of the Loan Agreement pursuant to this Seventh Amendment, that the other Loan Documents and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed and restated.

9.             Benefit.  This Seventh Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

10.           Fees and Expenses.  Borrower agrees to pay:

(a)           the reasonable legal and other fees, commissions, costs, charges, taxes and other expenses incurred by Lender in connection with the preparation, execution and delivery of this Seventh Amendment; and the fees and disbursements of Lender’s counsel; and

(b)           an amendment fee in the amount of Twenty-Five Thousand and 00/100 Dollars ($25,000.00), which amendment fee is deemed upon receipt by Lender fully earned and non-refundable under any circumstance.

11.           Limitation.  The foregoing does not constitute an agreement by the Lender to consent to additional transactions or amendments to the various provisions of the Loan Agreement.  The Borrower hereby acknowledges that the Lender shall be entitled to require strict compliance by the Borrower with the Loan Agreement and the Loan Documents.

12.           Miscellaneous.  This Seventh Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[signature page follows]

[signature page to Seventh Amendment]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed as of the date first written above.

BORROWER:

IWT TESORO CORPORATION

By:
Name: Henry J. Boucher, Jr.
Title: President
Duly Authorized

INTERNATIONAL WHOLESALE TILE, INC.

By:
Name: Duly Authorized Paul F. Boucher
Title: President

THE TILE CLUB, INC.

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized

TESORO DIRECT, INC.

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized

LENDER:

BANK OF AMERICA, N.A.

By:
Deirdre Sikora
Its Vice President
Duly Authorized